1 Fixed Income Investor Presentation May 2020 Issuer Free Writing Prospectus Filed Pursuant to Rule 433 Registration No. 333-238144 May 21, 2020

Information
in
this
presentation,
other
than
statements
of
historical
facts,
may
constitute
forward-looking
statements,
within
the
meaning
of
the
Private
Securities
Litigation
Reform
Act
of
1995.
These
statements
include,
but
are
not
limited
to,
statements
about
the
benefits
of
the
proposed
merger
of
South
State
Corporation
(“South
State”)
and
CenterState
Bank
Corporation
(“CenterState”),
including
future
financial
and
operating
results
(including
the
anticipated
impact
of
the
transaction
on
South
State’s
and
CenterState’s
respective
earnings
and
tangible
book
value),
statements
related
to
the
expected
timing
of
the
completion
of
the
merger,
the
combined
company’s
plans,
objectives,
expectations
and
intentions,
and
other
statements
that
are
not
historical
facts.
Forward-looking
statements
may
be
identified
by
terminology
such
as
“may,”
“will,”
“should,”
“scheduled,”
“plans,”
“intends,”
“anticipates,”
“expects,”
“believes,”
“estimates,”
“potential,”
or
“continue”
or
negatives
of
such
terms
or
other
comparable
terminology.
All
forward-looking
statements
are
subject
to
risks,
uncertainties
and
other
factors
that
may
cause
the
actual
results,
performance
or
achievements
of
South
State
or
CenterState
to
differ
materially
from
any
results
expressed
or
implied
by
such
forward-looking
statements.
Such
factors
include,
among
others,
(1)
the
risk
that
the
cost
savings
and
any
revenue
synergies
from
the
merger
may
not
be
fully
realized
or
may
take
longer
than
anticipated
to
be
realized,
(2)
disruption
to
the
parties’
businesses
as
a
result
of
the
announcement
and
pendency
of
the
merger,
(3)
the
occurrence
of
any
event,
change
or
other
circumstances
that
could
give
rise
to
the
termination
of
the
merger
agreement,
(4)
the
risk
that
the
integration
of
each
party’s
operations
will
be
materially
delayed
or
will
be
more
costly
or
difficult
than
expected
or
that
the
parties
are
otherwise
unable
to
successfully
integrate
each
party’s
businesses
into
the
other’s
businesses,
(5)
the
failure
to
obtain
the
necessary
approvals
by
the
shareholders
of
South
State
or
CenterState,
(6)
the
amount
of
the
costs,
fees,
expenses
and
charges
related
to
the
merger,
(7)
the
ability
by
each
of
South
State
and
CenterState
to
obtain
required
governmental
approvals
of
the
merger
(and
the
risk
that
such
approvals
may
result
in
the
imposition
of
conditions
that
could
adversely
affect
the
combined
company
or
the
expected
benefits
of
the
transaction),
(8)
reputational
risk
and
the
reaction
of
each
company’s
customers,
suppliers,
employees
or
other
business
partners
to
the
merger,
(9)
the
failure
of
the
closing
conditions
in
the
merger
agreement
to
be
satisfied,
or
any
unexpected
delay
in
closing
the
merger,
(10)
the
possibility
that
the
merger
may
be
more
expensive
to
complete
than
anticipated,
including
as
a
result
of
unexpected
factors
or
events,
(11)
the
dilution
caused
by
South
State’s
issuance
of
additional
shares
of
its
common
stock
in
the
merger,
(12)
a
material
adverse
change
in
the
financial
condition
of
South
State
or
CenterState,
(13)
general
competitive,
economic,
political
and
market
conditions,
(14)
major
catastrophes
such
as
earthquakes,
floods
or
other
natural
or
human
disasters,
including
infectious
disease
outbreaks,
including
the
recent
outbreak
of
a
novel
strain
of
coronavirus,
a
respiratory
illness,
the
related
disruption
to
local,
regional
and
global
economic
activity
and
financial
markets,
and
the
impact
that
any
of
the
foregoing
may
have
on
South
State
or
CenterState
and
its
customers
and
other
constituencies,
and
(15)
other
factors
that
may
affect
future
results
of
CenterState
and
South
State
including
changes
in
asset
quality
and
credit
risk;
the
inability
to
sustain
revenue
and
earnings
growth;
changes
in
interest
rates
and
capital
markets;
inflation;
customer
borrowing,
repayment,
investment
and
deposit
practices;
the
impact,
extent
and
timing
of
technological
changes;
capital
management
activities;
and
other
actions
of
the
Federal
Reserve
Board
and
legislative
and
regulatory
actions
and
reforms.
Additional
factors
which
could
affect
future
results
of
CenterState
and
South
State
can
be
found
in
the
registration
statement
on
Form
S-4,
as
amended,
as
well
as
South
State’s
Annual
Report
on
Form
10-K,
as
amended,
Quarterly
Reports
on
Form
10-Q,
and
Current
Reports
on
Form
8-K,
and
CenterState’s
Annual
Report
on
Form
10-K,
Quarterly
Reports
on
Form
10-Q,
and
Current
Reports
on
Form
8-K,
in
each
case
filed
with
the
SEC
and
available
on
the
SEC’s
website
at
http://www.sec.gov.
CenterState
and
South
State
disclaim
any
obligation
and
do
not
intend
to
update
or
revise
any
forward-looking
statements
contained
in
this
communication,
which
speak
only
as
of
the
date
hereof,
whether
as
a
result
of
new
information,
future
events
or
otherwise,
except
as
required
by
federal
securities
laws.
Additional
Information
and
Where
to
Find
It
CenterState
has
filed
a
registration
statement
(including
a
prospectus)
(File
No.
333-238144)
and
a
preliminary
prospectus
supplement
with
the
SEC
for
the
offering
to
which
this
presentation
relates.
Before
you
invest,
you
should
read
the
prospectus
and
the
preliminary
prospectus
supplement
in
that
registration
statement
and
the
other
documents
that
CenterState
has
filed
with
the
SEC
for
more
complete
information
about
the
company
and
the
offering.
You
may
get
these
documents
for
free
by
visiting
EDGAR
on
the
SEC’s
web
site
at
www.sec.gov.
Alternatively,
CenterState,
any
underwriter
or
any
dealer
participating
in
the
offering
will
arrange
to
send
you
copies
of
the
prospectus
and
the
preliminary
prospectus
supplement
relating
to
the
offering
if
you
request
it
by
contacting:
Keefe
Bruyette
&
Woods,
Inc.
at
(800)
966-1559
or
U.S.
Bancorp
Investments,
Inc.
at
(877)
558-2607.
Certain
information
contained
in
this
presentation
and
statements
made
orally
during
this
presentation
relate
to
or
are
based
on
publications
and
other
data
obtained
from
third
party
sources.
While
CenterState
believes
these
third
party
sources
to
be
reliable
as
of
the
date
of
this
presentation,
CenterState
has
not
independently
verified,
and
makes
no
representation
as
to
the
adequacy,
fairness,
accuracy
or
completeness
of,
any
information
obtained
from
such
third
party
sources.
Notes
Regarding
the
Use
of
Non-GAAP
Financial
Measures
This
presentation
contains
financial
information
determined
by
methods
other
than
in
accordance
with
accounting
principles
generally
accepted
in
the
United
States
of
America
(“GAAP”).
Management
uses
these
“non-GAAP”
measures
in
its
analysis
of
the
Company’s
performance.
Management
believes
these
non-GAAP
financial
measures
allow
for
better
comparability
of
period
to
period
operating
performance.
Additionally,
the
Company
believes
this
information
is
utilized
by
regulators
and
market
analysts
to
evaluate
a
company’s
financial
condition
and
therefore,
such
information
is
useful
to
investors.
These
disclosures
should
not
be
viewed
as
a
substitute
for
operating
results
determined
in
accordance
with
GAAP,
nor
are
they
necessarily
comparable
to
non-
GAAP
performance
measures
that
may
be
presented
by
other
companies.
A
reconciliation
of
the
non-GAAP
measures
used
in
this
presentation
to
the
most
directly
comparable
GAAP
measures
is
provided
in
the
Appendix
to
this
presentation.
Forward Looking Statements

Preliminary Term Sheet
Issuer
Security Offered
Security Rating
Structure
Issuance Type
Term
Call Date
Use of Proceeds
Joint Bookrunners
CenterState
Bank Corporation (Nasdaq: CSFL)
Holding Company Subordinated Debt Due 2030
BBB by Kroll Bond Rating Agency
Fixed-to-Floating Rate Subordinated Notes
SEC Registered
10 years
5 years
General Corporate Purposes
Keefe, Bruyette & Woods, U.S. Bancorp Investments, Inc.

4 Click to edit Master title style Edit Master text styles Presentation Contents I. About CenterState Bank Corporation II. Financial Highlights III. Appendix

Merger Update
Progress
1/27
Announce
Strategic
Merger
of
Equals
1/28-2/9
Town Halls with Executive Leadership reached
~50% of employees
February
Integration
Kickoff and Team selection
Weekly
Integration Team Meetings
Weekly
Executive Team
Meetings
March
All Regulatory Applications Filed
3/5/20
Core Provider Selected
3/5/20
Named
Line
of
Business
and
Market
Leaders
4/20/20
S-4 Became
Effective
Next Steps
5/21/20
Shareholder Vote
3Q 20
Anticipated Close
2Q 21
Expected System Conversion

Proven Performance and Stability
~0.5% /
~0.6%
Cost of Total
Deposits
~12.2%
Total
Capital
Ratio
(1)
~8.6%
TCE /
TA
(1)
~0.6% / ~0.8%
NPAs / Loans +
OREO
Overview of Pro Forma Company
Source: Company documents, S&P Global Market Intelligence
Data as of or for the three months ended 3/31/20
Note: Nonperforming asset include nonaccrual loans, loans past due 90 days or more and still accruing, OREO / ORA and performing restructured loans
(1)
Pro Forma for merger of equals with South State Corporation as of 3/31/20
(2)
Includes loans held for sale
(3)
Includes top 15 largest markets in the Southeast sorted by projected ’20 –
’25 population growth markets
$35B
Assets
$24B
Gross Loans
(2)
$26B
Deposits
Meaningful Scale Through Partnership
(1)
Winter Haven
Tampa
Orlando
Charleston
Atlanta
Charlotte
Richmond
CSFL + SSB (304)
Dominant Southeast Franchise
(3)
300+
Branch
Locations
#8
Largest Bank
Headquartered in
the Southeast
10
15
Southeast Growth
Markets
of the
top
CSFL
+ SSB

$2.7
$3.6
$3.9
$5.1
$7.9
$7.8
$8.6
$8.9
$14.5
$14.7
$15.9
$16.6
$1.8
$2.1
$2.3
$2.4
$2.4
$3.8
$4.0
$5.1
$7.1
$12.3
$17.1
$18.6
$34.6
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
Q1 2020
SSB
CSFL
Pro Forma
Proven Successful Acquirors
Source: Company documents, S&P Global Market Intelligence
Data as of 12/31 for each respective year; Q1 2020 data as of 3/31/20
Note: Total assets for targets as of fiscal year end before announcement date
(1)
FDIC-assisted acquisition
(2)
Whole bank acquisition
(3)
Branch deal
(4)
Pro Forma for merger of equals with South State Corporation
Peoples Bancorporation Inc.
~$0.5B Assets
(2)
Savannah Bancorp
Inc
~$1.0B Assets
(2)
First Financial
Holdings Inc
~$3.2B Assets
(2)
Southeastern Bank
Financial Corp
~$1.8B Assets
(2)
Park Sterling Corp
~$3.3B Assets
(2)
South State
Corporation +
CenterState
Bank
Corporation MOE
South State
Corporation +
CenterState
Bank
Corporation MOE
Community National
Bank at Bartow
<$0.1B Assets
(1)
Independent
National Bank
~$0.2B Assets
(1)
Federal Trust Corp
~$0.6B Assets
(2)
Central Florida State
Bank
<$0.1B Assets
(1)
First Guaranty Bank
& Trust Co of
Jacksonville
~$0.4B Assets
(1)
Gulfstream
Bancshares Inc.
~$0.6B Assets
(2)
First Southern
Bancorp Inc.
~$1.1B Assets
(2)
Community Bank of
South Florida Inc
~$0.5B Assets
(2)
Hometown of
Homestead
Banking Co.
~$0.3B Assets
(2)
Platinum Bank
Holding Co.
~$0.6B Assets
(2)
Gateway Financial
Holdings of
Florida Inc
~$0.8B Assets
(2)
HCBF Holding Co
Inc.
~$2.2B Assets
(2)
Sunshine Bancorp
Inc.
~$0.9B Assets
(2)
Charter Financial
Corp
~$1.6B Assets
(2)
National
Commerce Corp
~$4.2B Assets
(2)
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
Community Bank & Trust
~$1.1B Assets
(1)
Habersham Bank
~$0.4B Assets
(1)
BankMeridian, NA
~$0.2B Assets
(1)
Total Assets Over Time ($B)
13 Bank of
America Corp.
Branches
~$0.4B Deposits
(3)
(4)
Asset CAGR: 25.9%
Asset CAGR: 19.4%

Key Investment Highlights
High-Powered Franchise with Proven Business Model
Fortress Balance Sheet and Sound Capital Allocation
Conservative Credit Culture and Risk Management
Continued Investment in Technology and Mobile Banking
Track Record of Well-Executed Mergers and Acquisitions
Deep and Experienced Leadership Team
Diversified Footprint Across Attractive Southeast Markets

Deep and Experienced Management Team
Will Matthews
Chief Financial
Officer
Steve Young
Chief Strategy
Officer
Richard Murray
President
Robert Hill
Executive
Chairman
John Corbett
Chief Executive
Officer
John Pollok
SEVP and
Director
Renee Brooks
Chief Operating
Officer
Greg Lapointe
Chief Banking
Officer

Attractive Markets of Operation
Source: S&P Global Market Intelligence
Dollars in billions
Deposit data as of 6/30/19
Note: Blue bars denote markets in which the pro forma company operates
(1)
Includes all MSAs with population over 500,000 with pro forma deposits greater than $350 million
(2)
Top
15
largest
markets
in
the
Southeast
sorted
by
projected
’20
–
’25
population
growth
Meaningful Presence in 10
of the 15 most populous markets in the Southeast
Pro
Forma Company
15
Largest
Markets
in
the
Southeast
Sorted
by
Pop.
Growth
(2)
1.6%
1.9%
2.4%
2.6%
4.2%
4.7%
6.1%
6.1%
6.3%
6.4%
6.7%
6.8%
7.0%
7.7%
7.9%
Birmingham, AL
Memphis, TN
New Orleans, LA
Virginia Beach, VA
Richmond, VA
Washington, D.C.
Greenville, SC
Atlanta, GA
Miami, FL
Nashville, TN
Tampa, FL
Jacksonville, FL
Charlotte, NC
Raleigh, NC
Orlando, FL
Alabama
Georgia
Florida
South
Carolina
North
Carolina
Virginia
$0.4
$0.5
$1.7
$2.2
$1.2
$1.0
$0.7
$1.3
$0.9
$1.3
$0.4
$1.6
$1.1
$1.9
$0.6
Deposits by
Market
(1)

5.7%
6.0%
6.4%
0.60%
0.54%
0.48%
Peer-leading Pro Forma Demographics and Deposit Base
Pro
Forma
MRQ Cost of Deposits
(2)
Pro
Forma
Source: Company documents, S&P Global Market Intelligence
Includes all banks headquartered nationwide with total assets between $25 and $50 billion
(1)
Population growth deposit weighted by county; deposit data as of 6/30/19
(2)
Pro forma cost of deposits calculated by combining SSB and CSFL interest expense on average deposits for the three months ended 3/31/20
2020 -
2025 Projected Population Growth
(1)

Southeast Deposit Market Share
Source: S&P Global Market Intelligence
Deposit and branch data as of 6/30/19; pro forma for announced transactions
Note: Deposits capped at $1.0B per branch; Southeast defined as AL, AR, FL, GA, KY, LA, MS, NC, SC,
TN, VA and WV
SE
Deposits
Market
Rank
Institution
($B)
Share
Branches
1
Truist Financial Corp.
$218.2
13.1
%
2,309
2
Wells Fargo & Co.
183.9
11.1
1,614
3
Bank of America Corp.
167.9
10.1
1,084
4
Regions Financial Corp.
77.8
4.7
1,176
5
JPMorgan Chase & Co.
65.0
3.9
716
6
First Horizon National Corp.
48.3
2.9
481
7
PNC Financial Services Group Inc.
37.4
2.3
615
8
Synovus Financial Corp.
33.8
2.0
295
9
First Citizens BancShares Inc.
30.7
1.8
503
10
Fifth Third Bancorp
25.8
1.6
364
Pro Forma
24.7
1.5
306
11
Toronto-Dominion Bank
22.0
1.3
258
12
Hancock Whitney Corp.
21.9
1.3
209
13
Capital One Financial Corp.
19.2
1.2
144
14
Citigroup Inc.
16.0
1.0
60
15
Pinnacle Financial Partners Inc.
14.8
0.9
113
16
United Bankshares Inc.
14.5
0.9
192
17
Ameris Bancorp
13.7
0.8
177
18
CenterState Bank Corp.
12.8
0.8
150
19
Banco Bilbao Vizcaya Argentaria SA
12.5
0.8
133
20
Atlantic Union Bankshares Corp.
12.3
0.7
147
21
United Community Banks Inc.
12.2
0.7
157
22
BancorpSouth Bank
12.0
0.7
228
23
South State Corp.
11.9
0.7
156
24
Home BancShares Inc.
10.9
0.7
165
25
Bank OZK
10.5
0.6
219
26
Trustmark Corp.
10.5
0.6
188
27
BankUnited Inc.
10.4
0.6
74
28
Renasant Corp.
10.2
0.6
173
29
Arvest Bank Group Inc.
9.6
0.6
122
30
TowneBank
9.3
0.6
44

COVID-19 Impact
Source: Company documents
(1)
Data as of 5/4/20
•
Branches limited to drive-through beginning 3/20
•
12 branches without drive-through open by appointment only
beginning 3/20
Alabama
“Safer at home”
until 5/22
10 of 10
branches open
Employees
•
Over 90% of non-branch
employees working remotely
•
Increased paid leave for
employees unable to work due
to lack of child or dependent
care
•
Branches restricted to drive
through traffic
•
Additional compensation for
employees with essential in-
office jobs
Customers
•
Began offering loan payment
deferrals, fee waivers for ATMs
and CD withdrawals
•
Increased mobile deposit limits
•
PPP loan ramp up for our small
business clients
•
Secured
SBA PPP funding for
nearly 9,600 loans totaling $1.3
billion
(1)
•
Funding for PPP through liquidity
on hand, deposit growth, and
potential use of FRB PPP facility
CenterState
COVID Response
South State COVID Response
Employees
•
Expanded
insurance coverage
for testing and treatment of
COVID-19
•
Increased paid leave for team
members unable to work due to
lack of child or dependent care
•
Paid leave for team members
under quarantine due to COVID-
19 exposure
•
Additional compensation for
team members with essential
in-office jobs
Customers
•
Expanded
communication
through digital channels (online,
mobile, app) to adjust to
reduced branch interaction
•
Record usage of digital channels
with no service disruption
•
65% increase in Mobile Deposits
•
30% increase in Consumer Loan
Applications
•
40% increase in Bank to Bank
Transfers
•
Secured funding for nearly 9,500
loans totaling ~$1.1 billion
(1)
•
Funding through deposit and
excess liquidity
•
Branches limited to drive-through beginning 3/19
•
~80% of employees working from home
Georgia
Shelter in Place
expired
4/29
18 of 18
branches open
Florida
Shelter in Place
expired
4/29
120 of 121
branches open
North
Carolina
Shelter in Place
expired 5/8
24 of 24
branches open
Virginia
Shelter in Place
until 6/10
7 of 7 branches
open
South
Carolina
Shelter in Place
lifted 5/4
92 of 93
branches open
Georgia
Shelter in Place
expired 4/29
30 of 31
branches open

14 Presentation Contents I. About CenterState Bank Corporation II. Financial Highlights III. Appendix

Update of Pro Forma Financials
Source: Company documents
Data and purchase accounting entries are as of 3/31/20 and subject to change at closing
Pro Forma Balance Sheet & Reg. Capital
SSB
CSFL
P.A.A. &
SSB+CSFL
$ millions
3/31/20
3/31/20
Reclassifications
3/31/20
Assets:
Cash and equivalents
$1,263
$1,147
$2,410
Investment securities
$2,034
$2,443
$10
$4,487
Loans HFS
$72
$188
$260
Loans
$11,507
$12,027
$140
$23,674
Less allowance for credit losses
($145)
($159)
($304)
Loans, net
$11,362
$11,868
$23,370
Other real estate owned
$13
$10
($1)
$22
Goodwill
$1,003
$1,204
($850)
$1,357
Other intangible assets
$47
$87
$104
$238
Other Assets
$849
$1,649
($58)
$2,440
Total Assets
$16,643
$18,596
($655)
$34,584
Liabilities & Equity:
Deposits
$12,345
$14,121
$25
$26,491
Borrowings
$1,526
$538
$2,064
Subordinated debt
--
$49
$49
Trust Preferred
$116
$33
$149
Other Liabilities
$335
$985
$68
$1,388
Total Liabilities
$14,322
$15,726
$93
$30,141
Common Equity
$2,321
$2,870
($748)
$4,443
Total Equity
$2,321
$2,870
($748)
$4,443
Total Liabilities & Equity
$16,643
$18,596
($655)
$34,584
Balance Sheet Ratios
Tang. Common Equity / Tg. Assets
8.2%
9.1%
8.6%
C&D / Total RBC
75%
57%
66%
CRE / Total RBC
236%
276%
260%
Hold Co. Regulatory Capital
Leverage Ratio
9.6%
9.7%
9.1%
CET1 Ratio
11.1%
10.6%
10.9%
Tier 1 Capital Ratio
12.0%
10.6%
10.9%
Total Capital Ratio
12.7%
11.7%
12.2%

1Q 2020 Highlights –
Linked Quarter
Source: Company documents
Data for the three months ended each respective quarter
The
increase
in
nonperforming
assets
between
Q4
2019
and
Q1
2020
is
due
to
the
inclusion
of
PCD
non-accrual
loans
as
required
by
CECL
Nonperforming assets include nonaccrual loans, loans past due 90 days or more and still accruing, OREO / ORA and performing restructured loans
Loans exclude held for sale
Please see appendix for reconciliation of non-GAAP financial metrics
SSB
CSFL
Q4 2019
Q1 2020
QoQ Change
Q4 2019
Q1 2020
QoQ Change
Balance Sheet
Assets
$15,921
$16,643
4.5%
$17,142
$18,596
8.5%
Loans (excl. HFS)
11,435
11,579
1.3%
11,984
12,027
0.4%
Deposits
12,177
12,344
1.4%
13,136
14,121
7.5%
Loan / Deposit Ratio
93.4%
93.2%
(20)
bps
91.2%
85.2%
(606)
bps
Income Statement
Net Interest Income
$126.5
$128.0
1.2%
$157.9
$153.4
(2.8%)
Provision Expense
3.6
36.5
927.1%
3.0
44.9
1,396.7%
Noninterest Income
36.3
44.1
21.6%
50.3
55.8
10.9%
Noninterest Expense
99.1
103.1
4.0%
113.4
122.8
8.3%
Net Income
49.1
24.1
(50.9%)
71.1
35.4
(50.2%)
EPS - Diluted
$1.45
$0.71
(51.0%)
$0.56
$0.28
(50.0%)
Profitability
Adjusted ROAA
1.26%
0.69%
(57)
bps
1.66%
0.82%
(84)
bps
Adjusted ROATE
16.2%
9.5%
(672)
19.1%
9.9%
(920)
Net Interest Margin (FTE)
3.64%
3.68%
4
4.25%
4.17%
(8)
Adjusted Efficiency Ratio
60.7%
59.7%
(101)
52.1%
54.9%
280
Adjusted PTPP ROAA
1.59%
1.73%
14
2.18%
2.09%
(9)
Asset Quality
NPAs / Loans + OREO + ORA
0.41%
0.61%
20
bps
0.44%
0.81%
37
bps
ACL / Loans
0.54%
1.26%
72
0.34%
1.32%
98
NCOs / Average Loans
0.05%
0.05%
--
0.15%
0.05%
(10)
Capital
TCE / TA
8.88%
8.15%
(73)
bps
10.08%
9.10%
(98)
bps
Leverage Ratio
9.73%
9.56%
(17)
9.74%
9.65%
(9)
CET1 Ratio
11.30%
11.09%
(21)
11.34%
10.63%
(71)
Tier 1 Ratio
12.25%
12.03%
(22)
11.34%
10.63%
(71)
Total Capital Ratio
12.78%
12.72%
(6)
12.19%
11.65%
(54)

1.3%
1.0%
1.0%
1.0%
1.3%
3.2%
2.9%
2.9%
2.8%
2.8%
2016
2017
2018
2019
Q1 2020
NII / Avg. Assets
NIE / Avg. Assets
10.7%
10.1%
17.7%
16.2%
9.9%
15.2%
14.6%
20.5%
18.4%
9.9%
2016
2017
2018
2019
Q1 2020
ROATE
Adjusted ROATE
71%
61%
60%
59%
59%
58%
55%
51%
52%
55%
2016
2017
2018
2019
Q1 2020
Efficiency Ratio
Adjusted Efficiency Ratio
0.87%
0.88%
1.43%
1.42%
0.82%
1.25%
1.30%
1.67%
1.61%
0.82%
2016
2017
2018
2019
Q1 2020
ROAA
Adjusted ROAA
CenterState
Profitability
Source: Company documents
Data for the twelve months ended 12/31 for each respective year, Q1 2020 data for the three months ended 3/31/20 (annualized for the quarter ended ROAA, ROATE and NII and NIE / Avg. Assets data)
Note: Please see appendix for reconciliation of non-GAAP financial metrics
(1)
Excluding non-recurring items
Return on Average Tangible Equity (%)
Efficiency Ratio (%)
Return on Average Assets (%)
Adjusted PTPP ROAA
NII and NIE / Avg. Assets (%)
(1)
1.66%
2.01%
2.20%
2.15%
2.09%

1.5%
1.3%
1.0%
0.9%
1.1%
3.4%
3.3%
2.9%
2.6%
2.7%
2016
2017
2018
2019
Q1 2020
NII / Avg. Assets
NIE / Avg. Assets
14.7%
9.6%
14.9%
15.1%
8.4%
15.9%
15.5%
16.8%
15.8%
9.5%
2016
2017
2018
2019
Q1 2020
ROATE
Adjusted ROATE
63%
67%
64%
63%
62%
63%
58%
59%
60%
60%
2016
2017
2018
2019
Q1 2020
Efficiency Ratio
Adjusted Efficiency Ratio
1.16%
0.77%
1.23%
1.21%
0.60%
1.26%
1.28%
1.39%
1.27%
0.69%
2016
2017
2018
2019
Q1 2020
ROAA
Adjusted ROAA
South State Profitability
Return on Average Assets (%)
Return on Average Tangible Equity (%)
Efficiency Ratio (%)
NII and NIE / Avg. Assets
(%)
(1)
Adjusted PTPP ROAA
Source: Company documents
Data for the twelve months ended 12/31 for each respective year, Q1 2020 data for the three months ended 3/31/20 (annualized for the quarter ended ROAA, ROATE and NII and NIE / Avg. Assets data)
Note: Please see appendix for reconciliation of non-GAAP financial metrics
(1)
Excluding non-recurring items
1.73%
1.59%
1.85%
1.98%
1.94%

5.26%
5.16%
5.50%
5.61%
5.36%
4.20%
4.28%
4.39%
4.31%
4.17%
2.51%
2.74%
2.80%
2.83%
2.76%
0.17%
0.22%
0.39%
0.68%
0.60%
2016
2017
2018
2019
Q1 2020
Cost of Deposits
NIM*
Yield on Loans*
Yield on Securities*

4.84%
4.68%
4.83%
4.77%
4.67%
4.22%
4.15%
4.09%
3.77%
3.68%
2.23%
2.38%
2.59%
2.69%
2.65%
0.08%
0.13%
0.39%
0.56%
0.48%
2016
2017
2018
2019
Q1 2020
Cost of Deposits
NIM*
Yield on Loans
Yield on Securities

CenterState

Net Interest Margin
Source: Company documents
Annual data as of or for the twelve months ended each respective year, quarterly data as of or for the three months ended 3/31/20 (annualized for quarter ended data)
*Tax equivalent
Please see appendix for reconciliation of non-GAAP financial metrics
CenterState Net Interest Margin (%)
South State Net Interest Margin (%)

Trust and investment services 1.5%
Other 8.9%
Service Charges 13.5%
Correspondent Banking 49.8%
Bankcard services 6.6%
Mortgage banking 19.7%

Trust and investment services 8.2%
Other 9.0%
Correspondent Banking 27.8%
Service Charges 19.8%
Mortgage banking 25.6%
Bankcard services 9.5%

CenterState

Diversified Revenue Streams
Source: Company documents
Data for the three months ended 3/31/20
(1)
Pro Forma for merger of equals with South State Corporation
Q1 2020 Total: $55.8 million
•
Total noninterest income grew 10.9% quarter over quarter
•
Mortgage banking income grew 20.4% from Q4 2019
•
Record quarter with $27.8 million of correspondent banking
income; a $4.5 million or 19.1% increase from Q4 2019
primarily driven by interest rate swaps and fixed income
revenue
CenterState
Noninterest Income
Pro Forma Noninterest Income
(1)
Pro Forma Q1 2020 Total: $99.9 million

Jumbo Time 4%
Demand Deposits 30%
NOW 19%
Money Market & Savings 31%
Retail Time 16%

Jumbo Time 3%
Demand Deposits 29%
NOW 21%
Money Market & Savings 33%
Retail Time 14%

CenterState

Deposit Portfolio
Source: Company documents
Data as of 12/31 for each respective year, Q1 2020 data as of or for the three months ended 3/31/20
Note: Core deposits defined as total deposits less time deposits greater than $250,000
(1)
Pro Forma for merger of equals with South State Corporation
(2)
Pro forma cost of deposits calculated by combining SSB and CSFL interest expense on average deposits for the three months ended 3/31/20
CSFL Standalone Deposit Composition (%)
Cost of Deposits:
0.60%
Total: $14.1B
Pro Forma Deposit Composition
(1)
(%)
Total: $26.5B
Core Deposits Over Time ($B)
$3.8
$5.4
$9.1
$12.5
$13.5
$25.6
$7.0
$11.3
$11.3
$11.9
$12.1
2016
2017
2018
2019
Q1 2020
Q1 2020
Pro Forma
CSFL
SSB
CSFL Standalone CAGR: 47.4%
•
~1.1 million Total Deposit Accounts
•
~772 thousand Checking Accounts
(1)
SSB Standalone CAGR: 18.1%
Standalone Core
Deposits:
95.8%
Pro Forma Core
Deposits:
96.7%
Pro Forma Cost
of Deposits
(2)
:
0.54%

Owner-Occupied CRE 21%
C&I 10%
Consumer & Other 7%
C&D 8%
Multifamily 2%
1-4 Family 22%
Non Owner-Occupied CRE 30%

Owner-Occupied CRE 20%
C&I 10%
Consumer & Other 8%
C&D 9%
Multifamily 2%
1-4 Family 27%
Non Owner-Occupied CRE 24%

CenterState

SOUTH STATE CORPORATION

CenterState

57%
66%
276%
260%
Q1 2020
CSFL Standalone
Q1 2020
Pro Forma
C&D / TRBC
CRE / TRBC
Loan Portfolio
CSFL Standalone Loan Composition (%)
Pro Forma Loan Composition
(%)
Total: $12.0B
Yield on Loans &
Leases*: 5.36%
Source: Company documents, S&P Global Market Intelligence
Data as of or for the three months ended 3/31/20
Note: Excludes purchase accounting adjustments; Total loans excludes HFS
*Tax equivalent
(1)
Pro Forma for merger of equals with South State Corporation and includes preliminary purchase accounting entries as of 3/31/20, which are subject to change at closing
(2)
Loan totals exclude loans held for sale
Loan Concentration (%)
Total: $23.7B
(1)
•
Less than 1% total exposure
to SNC’s, Leverage Lending,
Oil & Gas, and Aviation
•
99% of loan portfolio is in
footprint
•
Granular loan portfolio with
average loan size of $230
thousand
CSFL & SSB Loan Portfolio Highlights
•
Minimal exposure to Oil &
Gas, Aviation, Steel or Mining
•
Leverage Lending & SNC’s
exposure < $100 million
•
Over 98% of loan portfolio is
in footprint
•
Granular loan portfolio with
average loan size of $134
thousand
(2)
(2)
(1)
(2)

Consumer
10%
Mortgage
21%
Commercial
69%

Consumer
12%
Mortgage
27%
Commercial
61%

CenterState

Industry Exposure
Source: Company documents
Data as of 3/31/20
Dollars in millions, unless otherwise noted
(1)
Excludes loans held for sale
Selected Industries
(% of total loan portfolio)
Lodging
$389
3.3%
Restaurants
307
2.6%
Retail CRE
1,632
13.8%
CenterState
Industry Exposure
(1)
South State Industry
Exposure
(1)
Selected Industries
(% of total loan portfolio)
Total Portfolio
$12.0B
Lodging
$590
5.1%
Restaurants
225
2.0%
Retail CRE
558
4.8%
Total Portfolio
$11.5B

Consumer
$141
Mortgage
$250
Commercial
$1,781

Consumer
$32
Mortgage
$265
Commercial
$2,150

CenterState

Loan Deferral Requests
•
Proactively offered to customers
•
$2.2 billion in customer deferrals in process
•
Standard deferral is 90 days principal and interest
Source: Company documents
Data as of 4/30/20
Dollars in millions, unless otherwise noted
CenterState
Loan Deferrals
South State Loan Deferrals
•
Proactive communication with customers
•
$2.4 billion in customer deferrals in process
•
Commercial standard deferral is 90 days principal
and interest or 120 days principal
•
Consumer and Mortgage standard deferral is 120
days principal and interest

Hilton $44
IHG $62
Waterfront resorts $69
Other national brands $42
Choice $67
Marriott $14
Best Western $24
Boutique $30
Wyndham $37

Hilton $221
Other national brand $72
Independent $63
Marriott $234

CenterState

Lodging Portfolio
•
Lodging is $389 million
or 3.3% of loan portfolio
•
54% weighted average loan to value
•
Underwriting
policy is 65% loan to value; 1.5x DSC based on a
20-year amortization
•
Average loan amount of $1.7 million
•
72% of portfolio under deferral
(1)
•
Top 3 MSAs: Tampa, Jacksonville, Atlanta
Source: Company documents
Data as of 3/31/20, deferral data as of 4/30/20
Dollars in millions, unless otherwise noted
(1)
Includes approved/processed and considered deferrals
CenterState
Lodging Portfolio
South State Lodging Portfolio
•
Lodging is $590 million or 5.1% of loan portfolio
•
57% weighted average loan to value
•
Underwriting
policy is 80% loan to value; 1.4x DSC based
on a 20-year amortization
•
Average loan amount of $8.2 million
•
100% of portfolio under deferral

CDL
$11
Non-RE
Secured
$43
Owner
Occupied Real
Estate
$144
Non-Owner
Occupied Real
Estate
$109

Non-RE Secured
$43
Non-Owner
Occupied Real
Estate
$121
Owner Occupied
Real Estate
$61

CenterState

Restaurant Portfolio
•
Restaurant is $307 million or 2.6% of loan portfolio
•
55% weighted average loan to value
•
Underwriting policy is 75% loan to value; 1.4x DSC based on a
20-year amortization
•
Average loan amount $453
thousand
•
38% of portfolio
under deferral
(1)
Source: Company documents
Data as of 3/31/20, deferral data as of 4/30/20
Dollars in millions, unless otherwise noted
(1)
Includes approved/processed and considered deferrals
CenterState
Restaurant Portfolio
South State Restaurant Portfolio
•
Restaurant is $225 million or 2.0% of loan portfolio
•
66% weighted average loan to value
•
Average loan balance of real estate secured loans is $692 thousand
•
64% of portfolio under deferral

CDL
$27
Owner
Occupied Real
Estate
$298
Non-Owner
Occupied Real
Estate
$1,308

Non-Owner
Occupied Real
Estate
$436
Owner
Occupied Real
Estate
$122

CenterState

Retail CRE Portfolio
•
Retail CRE is $1.63 billion or 13.8% of loan portfolio
•
58% weighted average loan to value
•
Underwriting policy is 75% loan to value; 1.3x DSC based on a
20-year amortization
•
Average loan amount of $1.0
million
•
28% of portfolio
under deferral
(1)
Source: Company documents
Data as of 3/31/20, deferral data as of 4/30/20
Dollars in millions, unless otherwise noted
(1)
Includes approved/processed and considered deferrals
CenterState
Retail CRE
Portfolio
South State Retail CRE Portfolio
•
Retail CRE is $558 million or 4.8% of loan portfolio
•
59% weighted average loan to value
•
Underwriting policy is 80% loan to value; 1.35x DSC based on a 20-year amortization
•
Average loan amount of $888 thousand
•
41% of portfolio under deferral

1.15%
0.73%
0.43%
0.44%
0.81%
$37.2
$33.5
$35.3
$51.9
$97.0
2016
2017
2018
2019
Q1 2020
NPAs
NPAs / L + O + ORA

0.58%
0.34%
0.37%
0.41%
0.61%
$38.6
$36.1
$40.5
$46.2
$69.9
2016
2017
2018
2019
Q1 2020
NPAs
NPAs / L + O + ORA

0.01%
(0.02%)
0.02%
0.09%
0.05%
$5.0
$5.0
$8.3
$10.6
$44.9
2016
2017
2018
2019
Q1 2020
Provision Expense
NCOs / Average Loans

0.06%
0.04%
0.05%
0.05%
0.05%
$6.8
$11.9
$13.8
$12.8
$36.5
2016
2017
2018
2019
Q1 2020
Provision Expense
NCOs / Average Loans

CenterState

Credit Quality & Credit Risk Management
CSFL Net Charge Offs & Provision Expense
Source: Company documents
Data as of or for the twelve months ended 12/31 for each respective year; Q1 2020 data as of or for the three months ended 3/31/20
Dollars in millions
Note: The increase in nonperforming assets between Q4 2019 and Q1 2020 is due to the inclusion of PCD nonaccrual loans as required by CECL
Note: Nonperforming assets include nonaccrual loans, loans past due 90 days or more and still accruing, OREO / ORA and performing restructured loans
CSFL
Nonperforming
Assets
/
Loans
+
OREO
+
ORA
SSB Nonperforming Assets / Loans + OREO + ORA
SSB Net Charge Offs & Provision Expense
NCOs
$mm
$0.2
($0.8)
$1.4
$9.7
$1.4
$3.3
$3.3
$4.9
$5.9
$1.3

1.32%
0.96%
0.79%
0.69%
0.48%
0.34%
$27.0
$32.8
$39.8
$40.7
$115.3
$158.7
2016
2017
2018
2019
1/1/2020
Q1 2020
Allowance for Credit Losses
ACL / Total Loans

1.26%
0.98%
0.60%
0.45%
0.51%
0.54%
$40.4
$48.1
$55.8
$56.9
$111.4
$144.8
2016
2017
2018
2019
1/1/2020
Q1 2020
Allowance for Credit Losses
ACL / Total Loans

CenterState

Q4 2019
1/1/2020
Q1 2020
Loans
CRE and Other Inc. Producing Prop.
20,800
40,688
57,437
CRE-Owner Occup. and C&I
18,189
35,583
40,345
Consumer Mortgage
5,076
9,931
16,033
Home equity
4,310
8,432
12,050
Land
3,055
5,977
7,254
Mobile Home
2,176
4,257
4,458
Consumer Non Mobile Home
1,142
2,235
2,732
BEX and Micro
1,148
2,245
2,665
Overdrafts
561
1,098
855
Ready Reserves
231
451
513
Other
239
468
443
ACL-loan and lease losses
(1)
56,927
111,365
144,785
ACL-unfunded commitments
(1)
335
6,756
8,555
South State ACL / Total Loans (%)
Current Expected Credit Losses (CECL)
Source: Company documents
Data as of the three months ended each respective quarter
Dollars in millions unless otherwise noted
(1)
Beginning 1/1/20, calculation is based on current expected credit loss methodology
CenterState ACL / Total Loans (%)
CenterState ACL by Loan Type ($000s)
South State ACL by Loan Type ($000s)
Q4 2019
1/1/2020
Q1 2020
Loans
Commercial Real Estate
$18,552
$66,114
$103,629
Commercial, industr. & factored receiv.
11,282
16,201
13,649
Residential
4,257
18,690
23,083
Land, development & construction
2,496
9,507
14,439
Consumer & other
4,068
4,751
3,933
ACL-loan and lease losses
(1)
$40,655
$115,263
$158,733
ACL-unfunded commitments
(1)
--
$6,084
$7,110

9.1%
9.8%
10.0%
9.7%
9.7%
9.1%
2016
2017
2018
2019
Q1 2020
Q1 2020 Pro Forma[1]

11.3%
11.5%
11.9%
11.3%
10.6%
10.9%
2016
2017
2018
2019
Q1 2020
Q1 2020 Pro Forma[1]

11.8%
12.0%
12.3%
11.3%
10.6%
10.9%
2016
2017
2018
2019
Q1 2020
Q1 2020 Pro Forma[1]

12.5%
12.6%
12.7%
12.2%
11.6%
12.2%
12.8%
2016
2017
2018
2019
Q1 2020
Q1 2020 Pro Forma[1]
Pro Forma $150mm Sub Debt

CenterState

Capital
Source: Company documents
Data as of 12/31 for each respective year, Q1 2020 data as of 3/31/20
(1)
Pro Forma for merger of equals with South State Corporation
CET1 Ratio (%)
Total Capital Ratio (%)
Tier 1 Ratio (%)
Leverage Ratio (%)

US Gov. Sponsored Agencies
$148.0
6%
Municipal Securities
$225.0
10%
Other
$5.8
0%
US Treasuries
$100.0
4%
MBS
$1,855.7
80%

US Gov. Sponsored Agencies
$152.9
4%
Municipal Securities
$446.6
10%
Other
$5.8
0%
US Treasuries
$100.0
2%
MBS
$3,600.4
84%

CenterState

Holding Company Cash - CSFL
$33.6
CSFL Dividend Capacity from the Bank - Q1 2020*
184.0
Holding Company Cash - SSB
48.7
SSB Dividend Capacity from the Bank - Q1 2020*
10.0
SSB Unsecured Line of Credit**
25.0
Other
3.3
Pro Forma Sources of Liquidity
$304.6
Strong Pro Forma Liquidity Position
Source: Company documents
Dollars in millions
Data as of 3/31/20
*Includes data from 2018, 2019 and the three month ended 3/31/20
**$25.0 million unsecured line of credit with U.S. Bank, National Association ($0 drawn at 3/31/20)
CSFL Securities Portfolio
Pro Forma
Securities Portfolio
Holding Company Sources of Liquidity
•
In addition to the $26.5 billion of deposits
on a combined basis, CSFL and SSB have
access to the following additional sources of
funding at the bank:
o
FHLB borrowings
o
Fed funds
o
Brokered Funding
o
Fed discount window
Bank Level
Sources of Liquidity

32 Presentation Contents I. About CenterState Bank Corporation II. Financial Highlights III. Appendix

CenterState Consolidated Financial Highlights
Source: Company documents
Note: The increase in nonperforming assets between Q4 2019 and Q1 2020 is due to the inclusion of
PCD nonaccrual loans as required by CECL
Note: Nonperforming assets include nonaccrual loans, loans past due 90 days or more and still accruing, OREO / ORA and performing restructured loans
Year Ended December 31,
Quarter Ended,
($mm except per share data)
2016
2017
2018
2019
3/31/20
Summary Balance Sheet:
Total Assets
$5,079
$7,124
$12,338
$17,142
$18,596
Loans (excl. HFS)
3,430
4,773
8,341
11,984
12,027
Deposits
4,153
5,561
9,477
13,136
14,121
Loans / Deposits
82.6%
85.8%
88.0%
91.2%
85.2%
Performance Metrics:
Net Income
$42.3
$55.8
$156.4
$225.4
$35.4
Diluted EPS
0.88
0.95
1.76
1.87
0.28
Adjusted ROAA
1.25%
1.30%
1.67%
1.61%
0.82%
Adjusted ROATE
15.2%
14.6%
20.5%
18.4%
9.9%
Net Interest Margin (FTE)
4.20%
4.28%
4.39%
4.31%
4.17%
Adjusted Efficiency Ratio
57.7%
55.5%
51.4%
51.9%
54.9%
Non-interest Income / Total Revenue
26.4%
21.7%
20.3%
22.1%
26.7%
Dividends Per Share
$0.16
$0.24
$0.40
$0.44
$0.14
Asset Quality:
NPAs / Loans + OREO + ORA
1.15%
0.73%
0.43%
0.44%
0.81%
Reserves / Total Loans
0.79%
0.69%
0.48%
0.34%
1.32%
NPLs / Total Loans
0.59%
0.38%
0.29%
0.33%
0.66%
NCOs / Avg. Loans
0.01%
(0.02%)
0.02%
0.09%
0.05%
Capital Ratios:
TCE / TA
8.7%
9.1%
9.6%
10.1%
9.1%
Leverage Ratio
9.1%
9.8%
10.0%
9.7%
9.7%
CET1 Ratio
11.3%
11.5%
11.9%
11.3%
10.6%
Tier 1 Capital Ratio
11.8%
12.0%
12.3%
11.3%
10.6%
Total Capital Ratio
12.5%
12.6%
12.7%
12.2%
11.7%

South State Consolidated Financial Highlights
Year Ended December 31,
Quarter Ended,
Pro Forma
($mm except per share data)
2016
2017
2018
2019
3/31/20
3/31/20
Summary Balance Sheet:
Total Assets
$8,901
$14,467
$14,676
$15,921
$16,643
$34,584
Loans (excl. HFS)
6,684
10,623
11,018
11,375
11,507
23,674
Deposits
7,334
11,533
11,647
12,177
12,345
26,491
Loans  / Deposits
91.1%
92.1%
94.6%
93.4%
93.2%
89.4%
Performance Metrics:
Net Income
$101.3
$87.6
$178.9
$186.5
$24.1
--
Diluted EPS
4.18
2.93
4.86
5.36
0.71
--
Adjusted ROAA
1.26%
1.28%
1.39%
1.27%
0.69%
--
Adjusted ROATE
15.9%
15.5%
16.8%
15.8%
9.5%
--
Net Interest Margin (FTE)
4.22%
4.15%
4.09%
3.77%
3.68%
--
Adjusted Efficiency Ratio
62.9%
58.5%
59.1%
60.3%
59.7%
--
Non-interest Income / Total Revenue
27.2%
25.4%
22.2%
21.8%
25.6%
--
Dividends Per Share
$1.21
$1.32
$1.38
$1.67
$0.47
--
Asset Quality:
NPAs / Loans + OREO + ORA
0.58%
0.34%
0.37%
0.41%
0.61%
--
Reserves / Total Loans
0.60%
0.45%
0.51%
0.54%
1.26%
--
NPLs / Total Loans
0.29%
0.23%
0.26%
0.30%
0.49%
--
NCOs / Avg. Loans
0.06%
0.04%
0.05%
0.05%
0.05%
--
Capital Ratios:
TCE / TA
8.9%
9.2%
9.6%
8.9%
8.2%
8.6%
Leverage Ratio
9.9%
10.4%
10.7%
9.7%
9.6%
9.1%
CET1 Ratio
11.7%
11.6%
12.1%
11.3%
11.1%
10.9%
Tier 1 Capital Ratio
12.4%
12.6%
13.1%
12.3%
12.0%
10.9%
Total Capital Ratio
13.0%
13.0%
13.6%
12.8%
12.7%
12.2%
Source: Company documents
Note: The increase in nonperforming assets between Q4 2019 and Q1 2020 is due to the inclusion of
PCD nonaccrual loans as required by CECL
Note: Nonperforming assets include nonaccrual loans, loans past due 90 days or more and still accruing, OREO / ORA and performing restructured loans

Kroll Ratings
Source: Kroll Bond Rating Agency
Entity
Type
Rating
Outlook
CenterState Bank Corporation
Senior Unsecured Debt
BBB+
Stable
Subordinated Debt
BBB
Stable
Short-Term Debt
K2
N/A
CenterState Bank
Deposit
A-
Stable
Senior Unsecured Debt
A-
Stable
Subordinated Debt
BBB+
Stable
Short-Term Deposit
K2
N/A
Short-Term Debt
K2
N/A

Historical Interest Coverage
Source: Company documents
Data as of 12/31 for each respective year; Q1 2020 data as of 3/31/20
Dollars in thousands, unless otherwise noted
Note: Assumes all net proceeds from subordinated debt offering are downstreamed to the bank for illustrative purposes
Please see appendix for reconciliation of non-GAAP financial metrics
For the Twelve Months Ended
Three Months Ended
PF for
PF for
$150mm
$150mm
Sub Debt
Sub Debt
Raise
Raise
12/31/16
12/31/17
12/31/18
12/31/19
12/31/19
3/31/20
3/31/20
Bank-Level Equity
$548,653
$903,882
$1,999,963
$2,967,040
$3,114,665
$2,961,145
$3,108,770
Consolidated Equity
552,457
904,750
1,971,344
2,896,718
2,896,718
2,870,252
2,870,252
Double Leverage Ratio
99%
100%
101%
102%
108%
103%
108%
Interest Coverage
Total Deposit Interest
$6,934
$11,079
$33,260
$83,099
$83,099
$19,836
$19,836
Total Debt Interest
2,406
4,704
14,290
16,505
24,755
3,570
5,633
Total Interest Expense
$9,340
$15,783
$47,550
$99,604
$107,854
$23,406
$25,469
Pre-tax Adjusted Income
92,934
121,104
231,782
332,326
324,076
44,508
42,446
Interest Coverage (Excluding Deposit Interest Expense)
42.5x
29.1x
19.5x
26.2x
17.4x
19.0x
12.1x
Interest Coverage (Including Deposit Interest Expense)
11.0x
8.7x
5.9x
4.3x
4.0x
2.9x
2.7x

CenterState
Non-GAAP Reconciliation
Source: Company documents
(1)
Tax benefit adjustment on net operating loss carryback available under the CARES Act
(2)
Annualized for quarter ended data
Year ended December 31,
Quarter Ended,
($ in thousands, except per share data)
2016
2017
2018
2019
Q4 2019
Q1 2020
Adjusted net income (non-GAAP)
Net Income (GAAP)
$42,341
$55,795
$156,435
$225,396
$71,132
$35,432
(Gain) loss on sale of AFS securities, net of tax
(9)
5
17
(19)
(10)
--
Gain on sale of deposits, net of tax
--
--
(465)
--
--
--
Gain on early extinguishment of debt, net of tax
(202)
--
--
--
--
--
Gain on sale of trust department, net of tax
--
(820)
--
--
--
--
Termination of FDIC loss share agreements, net of tax
11,514
--
--
--
--
--
Merger-related expenses, net of tax
7,325
8,879
26,584
29,856
122
2,332
Deferred tax asset write down
--
18,575
--
987
987
--
Tax benefit adjustments
(1)
--
--
--
--
--
(2,273)
Adjusted net income (non-GAAP)
$60,969
$82,434
$182,571
$256,220
$72,231
$35,491
Adjusted return on average assets (non-GAAP)
(2)
Return on average assets (GAAP)
0.87%
0.88%
1.43%
1.42%
1.63%
0.82%
Effect to adjust for merger-related expenses, net of tax
0.14%
0.14%
0.24%
0.18%
--
0.05%
Effect to adjust for gain on sale of trust department, net of tax
--
(0.01%)
--
--
--
--
Effect to adjust for termination of FDIC loss share agreements, net of tax
0.24%
--
--
--
--
--
Effect to adjust for deferred tax asset write down
--
0.29%
--
0.01%
0.03%
--
Effect to adjust for tax benefit adjustments
(1)
--
--
--
--
--
(0.05%)
Adjusted return on average assets (non-GAAP)
1.25%
1.30%
1.67%
1.61%
1.66%
0.82%
Return on average tangible equity (non-GAAP)
(2)
Net Income (GAAP)
$42,341
$55,795
$156,435
$225,396
$71,132
$35,432
Amortization of intangibles, net of tax
2,026
2,767
7,937
12,221
3,491
3,466
Adjusted net income for average tangible equity (non-GAAP)
$44,367
$58,562
$164,372
$237,617
$74,623
$38,898
Average stockholders' equity (GAAP)
$531,734
$819,626
$1,662,815
$2,667,709
$2,879,606
$2,882,644
Average noncontrolling interest
--
--
--
(5,909)
--
--
Average goodwill
(100,855)
(213,892)
(673,115)
(1,105,068)
(1,204,417)
(1,204,417)
Average core deposit intangible
(16,060)
(22,508)
(58,463)
(89,929)
(93,355)
(89,175)
Average other intangibles
(773)
(925)
(1,504)
(4,222)
(4,644)
(4,275)
Average tangible equity (non-GAAP)
$414,046
$582,301
$929,733
$1,462,581
$1,577,190
$1,584,777
Return on average tangible equity (non-GAAP)
10.72%
10.06%
17.68%
16.25%
18.77%
9.87%

CenterState
Non-GAAP Reconciliation (cont.)
Source: Company documents
(1)
Annualized for quarter ended data
(2)
Tax benefit adjustment on net operating loss carryback available under the CARES Act
Year ended December 31,
Quarter Ended,
($ in thousands, except per share data)
2016
2017
2018
2019
Q4 2019
Q1 2020
Return on average tangible equity (non-GAAP)
10.72%
10.06%
17.68%
16.25%
18.77%
9.87%
Effect to adjust for gain on sale of deposits, net of tax
--
--
(0.05%)
--
--
--
Effect to adjust for merger-related expenses, net of tax
1.77%
1.52%
2.86%
2.04%
0.03%
0.59%
Effect to adjust for gain on sale of trust department, net of tax
--
(0.14%)
--
--
--
--
Effect to adjust for termination of FDIC loss share agreements, net of tax
2.78%
--
--
--
--
--
Effect to adjust for early extinguishment of debt, net of tax
(0.05%)
--
--
--
--
--
Effect to adjust for deferred tax asset write down
--
3.19%
--
0.07%
0.25%
--
Effect
to
adjust
for
tax
benefit
adjustments
(2)
--
--
--
--
--
(0.58%)
Adjusted return on average tangible equity (non-GAAP)
15.22%
14.63%
20.49%
18.36%
19.05%
9.88%
Noninterest income (GAAP)
$64,369
$65,175
$105,127
$166,060
$50,329
$55,790
Gain on early extinguishment of debt
(308)
--
--
--
--
--
Gain on sale of deposits
--
--
(611)
--
--
--
Gain on sale of trust department
--
(1,224)
--
--
--
--
Adjusted non-interest income (non-GAAP)
$64,061
$63,951
$104,516
$166,060
$50,329
$55,790
Net interest income before provision (GAAP)
$179,325
$235,543
$413,082
$585,728
$157,925
$153,353
Total tax equivalent adjustment
3,459
5,716
2,521
2,063
564
685
Adjusted net interest income (non-GAAP)
$182,784
$241,259
$415,603
$587,791
$158,489
$154,038
Noninterest expense (GAAP)
$174,481
$186,485
$312,467
$446,907
$113,409
$122,772
Amortization of intangibles
(3,074)
(4,066)
(10,018)
(16,030)
(4,552)
(4,535)
Termination of FDIC loss share agreements
(17,560)
--
--
--
--
--
Merger and acquisition related expenses
(11,444)
(13,046)
(34,912)
(39,257)
(159)
(3,051)
Adjusted noninterest expense (non-GAAP)
$142,403
$169,373
$267,537
$391,620
$108,698
$115,186
Efficiency ratio (tax equivalent) (non-GAAP)
70.6%
60.9%
60.0%
59.3%
54.3%
58.5%
Adjusted efficiency ratio, tax equivalent (non-GAAP)
57.7%
55.5%
51.4%
51.9%
52.1%
54.9%
Efficiency ratio (tax equivalent) (non-GAAP)
(1)
Adjusted return on average tangible equity (non-GAAP)

Year ended December 31,
Quarter Ended,
($ in thousands, except per share data)
2016
2017
2018
2019
Q4 2019
Q1 2020
Tangible common equity (non-GAAP)
Total common stockholders' equity (GAAP)
$552,457
$904,750
$1,971,344
$2,896,718
$2,896,718
$2,870,252
Goodwill
(106,028)
(257,683)
(802,880)
(1,204,417)
(1,204,417)
(1,204,417)
Core deposit intangible
(15,510)
(24,063)
(66,225)
(91,157)
(91,157)
(87,295)
Other intangibles
(784)
(551)
(2,953)
(4,507)
(4,507)
(4,131)
Common tangible equity (non-GAAP)
$430,135
$622,453
$1,099,286
$1,596,637
$1,596,637
$1,574,409
Total assets (GAAP)
$5,078,559
$7,123,975
$12,337,588
$17,142,025
$17,142,025
$18,596,292
Goodwill
(106,028)
(257,683)
(802,880)
(1,204,417)
(1,204,417)
(1,204,417)
Core deposit intangible
(15,510)
(24,063)
(66,225)
(91,157)
(91,157)
(87,295)
Other intangibles
(784)
(551)
(2,953)
(4,507)
(4,507)
(4,131)
Total tangible assets (non-GAAP)
$4,956,237
$6,841,678
$11,465,530
$15,841,944
$15,841,944
$17,300,449
Common tangible equity to tangible assets (non-GAAP)
8.7%
9.1%
9.6%
10.1%
10.1%
9.1%
Net interest margin - FTE (non-GAAP)
(1)
Net interest margin (GAAP)
4.12%
4.18%
4.36%
4.29%
4.24%
4.15%
Effect for tax equivalent adjustments
0.08%
0.10%
0.03%
0.02%
0.01%
0.02%
Net interest margin - tax equivalent (non-GAAP)
4.20%
4.28%
4.39%
4.31%
4.25%
4.17%
Adjusted pre-tax pre-provision income (non-GAAP)
(1)
Net income (GAAP)
$42,341
$55,795
$156,435
$225,396
$71,132
$35,432
Income tax provision
21,910
53,480
41,024
67,698
20,665
6,025
Provision for credit losses
4,962
4,958
8,283
10,585
3,048
44,914
Credit loss for unfunded commitments
--
--
--
--
--
1,027
Gross loss (gain) on sale of securities available for sale
(13)
7
22
(25)
13
--
Gross merger-related expenses
11,444
13,046
34,912
39,257
159
3,051
Adjusted pre-tax pre-provision income (non-GAAP)
$80,644
$127,286
$240,676
$342,911
$95,017
$90,449
Adjusted pre-tax pre-provision return on average assets (non-GAAP)
1.66%
2.01%
2.20%
2.15%
2.18%
2.09%
CenterState
Non-GAAP Reconciliation (cont.)
Source: Company documents
(1)
Annualized for quarter ended data

Year ended December 31,
Quarter Ended,
($ in thousands, except per share data)
2016
2017
2018
2019
Q4 2019
Q1 2020
Pre-tax adjusted income (non-GAAP)
Net income (GAAP)
$42,341
$55,795
$156,435
$225,396
$71,132
$35,432
Income tax provision
21,910
53,480
41,024
67,698
20,665
6,025
Gross loss (gain) on sale of securities available for sale
(13)
7
22
(25)
13
--
Gross gain on sale of deposits
--
--
(611)
--
--
--
Gross gain on early extinguishment of debt
(308)
--
--
--
--
--
Gross gain on sale of trust department
--
(1,224)
--
--
--
--
Termination of FDIC loss share agreement
17,560
--
--
--
--
--
Gross merger-related expenses
11,444
13,046
34,912
39,257
159
3,051
Pre-tax adjusted income (non-GAAP)
$92,934
$121,104
$231,782
$332,326
$91,969
$44,508
CenterState
Non-GAAP Reconciliation (cont.)
Source: Company documents

South State Non-GAAP Reconciliation
Source: Company documents
(1)
Annualized for quarter ended data
Year ended December 31,
Quarter Ended,
($ in thousands, except per share data)
2016
2017
2018
2019
Q4 2019
Q1 2020
Adjusted earnings (non-GAAP)
Net income (GAAP)
$101,282
$87,554
$178,871
$186,483
$49,091
$24,110
Securities (gains) losses, net of tax
(81)
(946)
520
(2,173)
(20)
--
Other than temporary impairment (OTTI), net of tax
--
501
--
--
--
--
Early termination of FDIC LSA, net of tax
2,938
--
--
--
--
--
Provision for income taxes -
deferred tax asset revaluation
--
26,558
(990)
--
--
--
Merger and conversion related expense, net of tax
5,960
31,469
23,692
3,701
1,252
3,510
Pension plan termination expense, net of tax
--
--
--
7,641
--
--
FHLB prepayment fee, net of tax
--
--
--
107
--
--
Net adjusted earnings available to common shareholders (non-GAAP)
$110,099
$145,136
$202,093
$195,759
$50,323
$27,620
Adjusted return on average assets (non-GAAP)
(1)
Return on average assets (GAAP)
1.16%
0.77%
1.23%
1.21%
1.23%
0.60%
Effect to adjust for securities losses (gains), net of tax
(0.00%)
(0.01%)
0.00%
(0.01%)
--
--
Effect to adjust for other-than-temporary impairment (OTTI), net of tax
--
0.01%
--
--
--
--
Effect to adjust for FDIC LSA early termination
0.03%
--
--
--
--
--
Effect to adjust for provision for income taxes -
deferred tax asset revaluation
--
0.23%
(0.01%)
--
--
--
Effect to adjust for merger and conversion related expense, net of tax
0.07%
0.28%
0.17%
0.02%
0.03%
0.09%
Effect to adjust for pension plan termination expense, net of tax
--
--
--
0.05%
--
--
Effect to adjust for FHLB prepayment fee, net of tax
--
--
--
0.00%
--
--
Adjusted return on average assets (non-GAAP)
1.26%
1.28%
1.39%
1.27%
1.26%
0.69%
Return on average tangible equity (non-GAAP)
(1)
Return on average common equity (GAAP)
9.17%
5.26%
7.63%
7.89%
8.26%
4.15%
Effect to adjust for intangible assets
5.55%
4.37%
7.30%
7.22%
7.53%
4.20%
Return on average tangible equity (non-GAAP)
14.72%
9.63%
14.93%
15.11%
15.79%
8.35%
Adjusted return on average tangible equity (non-GAAP)
(1)
Return on average common equity (GAAP)
9.17%
5.26%
7.63%
7.89%
8.26%
4.15%
Effect to adjust for securities (gains) losses, net of tax
(0.01%)
(0.06%)
0.02%
(0.09%)
--
--
Effect to adjust for other-than-temporary impairment (OTTI), net of tax
--
0.03%
--
--
--
--
Effect to adjust for FDIC LSA early termination
0.27%
--
--
--
--
--
Effect to adjust for provision for income taxes -
deferred tax asset revaluation
--
2.13%
(0.06%)
--
--
--
Effect to adjust for merger and conversion related expense, net of tax
0.54%
1.89%
1.01%
0.16%
0.21%
0.60%
Effect to adjust for pension plan termination expense, net of tax
--
--
--
0.32%
--
--
Effect to adjust for intangible assets
5.97%
6.24%
8.16%
7.54%
7.70%
4.70%
Adjusted return on average tangible equity (non-GAAP)
15.94%
15.49%
16.76%
15.82%
16.17%
9.45%

Year ended December 31,
Quarter Ended,
($ in thousands, except per share data)
2016
2017
2018
2019
Q4 2019
Q1 2020
Adjusted efficiency ratio (non-GAAP)
Efficiency ratio (non-GAAP)
63.4%
66.5%
63.6%
62.5%
61.6%
62.1%
Effect to adjust for FDIC LSA early termination
(0.6%)
--
--
--
--
--
Effect to adjust for FHLB prepayment fee
--
--
--
(0.0%)
--
--
Effect to adjust for pension plan termination expense, net of tax
--
--
--
(1.5%)
--
--
Effect to adjust for merger and branch consolidation related expenses
(0.7%)
(8.0%)
(4.5%)
(0.7%)
(0.9%)
(2.4%)
Adjusted efficiency ratio (non-GAAP)
62.1%
58.5%
59.1%
60.3%
60.7%
59.7%
Tangible equity to tangible assets (non-GAAP)
Equity to assets (GAAP)
12.75%
15.96%
16.12%
14.90%
14.90%
13.95%
Effect to adjust for intangible assets
(3.87%)
(6.73%)
(6.56%)
(6.02%)
(6.02%)
(5.80%)
Tangible equity to tangible assets (non-GAAP)
8.9%
9.2%
9.6%
8.9%
8.9%
8.2%
Net interest margin - FTE (non-GAAP)
(1)
Net interest margin (GAAP)
4.18%
4.10%
4.07%
3.76%
3.63%
3.67%
Effect for tax equivalent adjustments
0.04%
0.05%
0.02%
0.01%
0.01%
0.01%
Net interest margin - tax equivalent (non-GAAP)
4.22%
4.15%
4.09%
3.77%
3.64%
3.68%
Adjusted pre-tax pre-provision income (non-GAAP)
(1)
Net income (GAAP)
$101,282
$87,554
$178,871
$186,483
$49,091
$24,110
Income tax provision
52,760
81,251
45,384
43,942
9,487
4,255
Provision for credit losses
6,819
11,890
13,783
12,777
3,557
36,533
Gross loss (gain) on sale of securities available for sale
(122)
(668)
655
(2,711)
(24)
--
Gross merger-related expenses
8,081
44,503
29,868
4,552
1,494
4,129
Adjusted pre-tax pre-provision income (non-GAAP)
$168,820
$224,530
$268,561
$245,043
$63,605
$69,027
Adjusted pre-tax pre-provision return on average assets (non-GAAP)
1.94%
1.98%
1.85%
1.59%
1.59%
1.73%
South State Non-GAAP Reconciliation (cont.)
Source: Company documents
(1)
Annualized for quarter ended data